Number 573633

                                  Company Act



                         Certificate of Incorporation




                             I Hereby Certify that

                               573633 B.C. LTD.




             has this day been incorporated under the Company Act




                      Issued under my hand at Victoria, British Columbia

                                      On October 22, 1998





                                     /s/    John S. Powell
                                        JOHN S. POWELL
                                    Registrar of Companies
                                 PROVINCE OF BRITISH COLUMBIA
                                            CANADA
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